Report of Independent
Accountants
December 18, 1998

To the Shareholders and
Board of Directors of
Salomon Brothers
Worldwide Income
Fund Inc


In planning
and performing
our audit of the
financial statements
of Salomon Brothers
Worldwide Income
Fund Inc (the "Fund")
for the year ended
October 31, 1998,
we considered its
internal control,
including control
activities for
safeguarding
securities, in
order to determine
our auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, not to
provide assurance
on internal control.

The management of
the Fund is responsible
for establishing
and maintaining
internal control.
In fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected benefits
and related costs
of controls.
Generally, controls
that are relevant
to an audit pertain
to the entity's
objective of preparing
financial statements
for external purposes
that are fairly
presented in conformity
with generally accepted
accounting principles.
Those controls include
the safeguarding of
assets against
unauthorized acquisition,
use or disposition.
Because of inherent
limitations in
internal control,
errors or fraud
may occur and not
be detected.  Also,
projection of
any evaluation
of internal control
to future periods is
 subject to the risk
that it may become
inadequate because
of changes in
conditions or that
the effectiveness of
the design and
operation may
deteriorate.
Our consideration
of internal control
would not necessarily
disclose all matters
in internal control
that might be
material weaknesses
under standards
established by the
American Institute
of Certified Public
Accountants.  A
material weakness
is a condition in
which the design or
operation of one or
more of the internal
control components
does not reduce to
a relatively low
level the risk that
misstatements caused
by error or fraud
in amounts that
would be material
in relation to the
financial statements
being audited may
occur and not be
detected within
a timely period by
employees in the
normal course of
performing their
assigned functions.
However, we noted no
matters involving
internal control
and its operation,
including controls
for safeguarding
securities, that
we consider to be
material weaknesses
as defined above as
of October 31, 1998.
This report is
intended solely
for the information
and use of management
and the Board of
Directors of the
Fund and the
Securities and
Exchange Commission.

To the Shareholders
and Board of
Directors of
Salomon Brothers
Worldwide Income
Fund Inc
December 18, 1998


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